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Exhibit 4.3

SYS

SUBSCRIPTION AGREEMENT

(i)

7.	Covenants of Company	7
7.1	Offering of Securities	7
7.2	Listing of Shares	7
7.3	Notification of Transactions	7
7.4	Registration Compliance	7
7.5	Reservation of Shares	8
8.	Covenants of Subscriber	8
8.1	No Short Sales	8
8.2	Compliance with Law	8
9.	Covenants of Company and Subscriber Regarding Indemnification	8
9.1	Company Covenants	8
9.2	Subscriber Covenants	8
9.3	Applicable Procedures	9
10.	Conversion of Note	9
10.1	All Necessary Actions	9
10.2	Notice of Conversion	9
10.3	Maximum Conversion	9
11.	Registration Rights	9
12.	Registration Procedures	9
12.1	Registration Statement	9
12.2	Amendments and Supplements	10
12.3	Copies of Registration Statements and Prospectus	10
12.4	Registration Under State Securities Laws	10
12.5	Listing of Registrable Securities	10
12.6	Notifications of Registration	10
12.7	Inspection	10
13.	Information From Seller	10
14.	Expenses	11
15.	Indemnification and Contribution	11
15.1	Indemnification by Company	11
15.2	Indemnification by Subscriber	11
15.3	Notice of Commencement of Action	12
15.4	Joint Liability	12

(ii)

16.	Notices	13
17.	Entire Agreement; Amendment; Assignment	13
18.	Execution	13
19.	Governing Law; Consent to Jurisdiction	13
20.	Specific Enforcement	13
21.	Rate of Interest	14

(iii)

SUBSCRIPTION AGREEMENT

Dear Subscriber:

        You (the "Subscriber") hereby agree to purchase, and SYS, a California corporation (the "Company"), hereby agrees to issue and to sell, at a price of $50,000 per Unit and for the aggregate consideration set forth on the signature page hereof (the "Purchase Price"),    units, each of which consists of the following (each, a "Unit" and, together, the "Units"): (a) 15,625 shares of the Company's common stock, no par value (the "Common Stock"), and (b) a 10% Unsecured Convertible Note (the "Note"), in principal amount of $25,000, convertible in accordance with the terms thereof into 11,364 shares of Common Stock. The form of Note is annexed hereto as Exhibit A. The Units, and the Common Stock issuable upon conversion of the Note, are collectively referred to herein as the "Securities." Upon acceptance of this Agreement by the Subscriber, the Company will issue and deliver to the Subscriber the specified number of Units against payment, by check payable to SYS, of the Purchase Price in U.S. dollars.

        This subscription is concurrent with, and part of similar Subscription Agreements, which relate to, an offering of up to $3,000,000 in aggregate Purchase Price (the "Offering"). There is no minimum amount and units will be issued as proceeds are received. The following terms and conditions apply to this subscription.

        1.    Closing.    The consummation of the transactions contemplated herein will take place at the offices of the Company upon the satisfaction of all conditions to closing set forth in this Agreement, and on subsequent dates upon which additional Units may be issued to the Subscriber. In each case, the closing date will be the date that funds representing the net amount due the Company from the Subscriber are transmitted to the Company (each, a "Closing Date").

        2.    Subscriber's Representations and Warranties.    The Subscriber represents and warrants to and agrees with the Company that:

          2.1    Information from Company.    The Subscriber has been furnished with the Company's Form 10-KSB for the fiscal year ended June 30, 2003 as filed with the Securities and Exchange Commission (the "Commission"), together with any subsequent forms 10-Q and forms 8-K and any amendments thereto filed prior to the date hereof (collectively, the "Reports") and the Company's business summary, dated October 2003. In addition, the Subscriber has received from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested, and the Subscriber has considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities (such information in writing, collectively, the "Other Written Information").

          2.2    Information on Subscriber.    The Subscriber is an "accredited investor," as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the "1933 Act"), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

          2.3    Purchase For Own Account.    The Subscriber will purchase the Securities for its own account and not with a view to any distribution thereof.

          2.4    Compliance with Securities Act.    The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act, by reason of their issuance in a transaction that does not require such registration (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration.

          2.5    Communication of Offer.    The offer to sell the Securities was directly communicated to the Subscriber. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

          2.6    Correctness of Representations.    The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to a Closing Date, will be true and correct as of each Closing Date. The foregoing representations and warranties will survive each Closing Date.

        3.    Company's Representations and Warranties.    The Company represents and warrants to and agrees with the Subscriber, except as set forth on Schedule 1 hereto, that:

          3.1    Due Incorporation.    The Company is a California corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company.

          3.2    Capitalization.    As of September 26, 2003, the authorized capital stock of the Company consists of 48,000,000 shares of Common Stock, no par value, of which 5,511,993 shares are issued and outstanding, 2,000,000 shares of 9% convertible Preference stock, $1.00 par value, of which 69,781 shares are issued and outstanding and 4% convertible preferred stock, $.50 par value; 250,000 shares authorized; none issued or outstanding. Except as set forth in the Reports or the Other Written Information, there are no options, warrants or rights to subscribe to, or securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of, capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

          3.3    Reports.    The Company has delivered or made available to the Subscriber true and complete copies of the Reports (including, without limitation, proxy information and solicitation materials). As of their respective dates, the Reports complied in all material respects with the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, the rules and regulations of the Commission promulgated there under and other federal, state and local laws, rules and regulations applicable to such Reports, and none of the Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            3.3.1.    Financial Plan; Need for Additional Financing.    In the event that the Company raises all or a substantial portion of the funds it seeks in this Offering, the Company anticipates that it may need to raise additional funds in one or more subsequent offerings from the sale of the Company's common stock, preferred stock, or debt securities upon such terms as may be available (the "Subsequent Offerings") in order to effect future long term acquisition growth. There can be no assurance that the Company will obtain additional financing or, if it does obtain additional financing, that it can obtain any such funds on terms that are reasonable in light of the Company's current circumstances.

            3.3.2.    Lack of Underwriting Commitments.    This Offering is being conducted without the benefit of any commitment from any underwriter, broker-dealer, or other institutional financing source. In addition, the Company has not received a commitment from any underwriter, broker-dealer, or other institutional financing source to undertake any Subsequent Offering on behalf of the Company or the commitment of any underwriter for the planned registration of the Shares offered hereby. As a result, there can be no assurance that the Company will raise the funds it seeks in this Offering, that any Shares that may be registered in a Form SB-2 Registration Statement can be sold in any after-market at or above the price at which they are offered hereby or that the Company will undertake any Subsequent Offering or otherwise successfully raise any additional capital.

            3.3.3.    Limited Trading Market for Common Stock.    The Company's Common Stock is a "Penny Stock" and is traded on a sporadic and limited basis on the OTC Electronic Bulletin Board. No liquid trading market for the Company's Common Stock exists and there can be no assurance that the Common Stock will provide any investor in this Offering with any liquidity for their investment in the Common Stock offered hereby. And, in the event that the Company successfully registers the Shares offered hereby, there can be no assurance that a liquid trading market for the Shares will be created or, if it is created, that it can be sustained to allow any holder of the Company's Common Stock to sell any of the Common Stock in any significant quantity. Further, in the event that the Shares are registered (as described in Section 11 herein), there can be no assurance that the Shares can be sold into the public market at or above the price paid by any investor in this Offering.

            3.3.4.    Potential Dilution.    As of September 26, 2003, the Company's Articles of Incorporation authorized the issuance of 48,000,000 shares of the Company's Common Stock of which 5,511,993 shares are issued and outstanding. As a result, the Company's Board of Directors have the ability to issue 42,488,007 additional shares of the Company's Common Stock without the approval of the Company's existing shareholders. The Company's Board of Directors will determine all issuances of these additional shares and any investors in this Offering will not have any ability to influence these determinations.

            3.3.5.    Dependence Upon Key Personnel and New Employees.    The Company believes that its success will depend, to a significant extent, on the efforts and abilities of its senior management, including, but not limited to, Mr. Cooke, Mr. Lake, Mr. Vandeveer, Mr. Regan, Ms. Gagnon, Mr. Fink and others. The loss of the services of any one or more of these individuals could have a material and continuing adverse effect on the Company. The Company does not maintain any key man life insurance on any of its senior management and there are no plans to obtain any such insurance. The Company's success also depends on its ability to attract and retain qualified employees to execute the Company's business strategy.

            3.3.6.    Lack of Dividends.    The Company has not paid any dividends on its Common Stock and there can be no assurance that the Company will pay any dividends on its Common Stock in the future.

            3.3.7.    Use of Proceeds.    Any funds received from this Offering will be used for general operating purposes and may facilitate the Company's ability to make acquisitions. In the event that the Company is not successful, an investor in this Offering would not be able to look to any collateral or other asset to gain a return of his or her investment.

            3.3.8.    Lack of Collateral for Note.    The Promissory Note offered hereby is unsecured. In the event that the Company is unable to fulfill its obligations under the terms of the Note, a Noteholder will not hold any security interest or other collateral upon which to seek repayment or enforce any rights there under.

            3.3.9.    Forward Looking Statements.    Attached to this Agreement is a graph showing the historical levels of the weighted-average price of the Company's Common Stock and the Company's market capitalization, copies of press releases, and related charts showing the performance of the Company for the periods stated. These documents include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that these statements are reasonable, there can be no assurance that the Company will achieve any one or more of the projections given or implied in these documents. The Company's ability to achieve its objectives or continue to meet the expectations indicated in these documents will be determined by many factors beyond its control including, but not limited to, the general level of economic activity, competition, government regulations, availability of capital, and the Company's performance of its contracts with the U.S. Government.

            3.3.10.    Other Risks—Factors Which May Affect Future Results.    Prior to purchasing the securities offered hereby, an investor should carefully consider the risks described in the paragraphs labeled as "Factors Which May Affect Future Results" appearing in the Company's Form 10-KSB for each of the fiscal years ending June 30, 2003 and June 30, 2002. The Company is a small company and its business strategy involves elements of substantial risk many of which are beyond the Company's control.

          3.4.    Authority; Enforceability.    This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder and all other agreements entered into by the Company relating hereto.

          3.5.    Additional Issuances.    There are no outstanding agreements or preemptive or similar rights affecting the Company's Common Stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of Common Stock of the Company, except as described in the Reports or Other Written Information.

          3.6.    Consents.    No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, the National Association of Securities Dealers ("NASD") or the Company's stockholders is required for execution of this Agreement including, without limitation, the issuance and sale of the Securities and the performance of the Company's obligations hereunder.

          3.7.    No Violation or Conflict.    Assuming the representations and warranties of the Subscriber in Section 1 are true and correct and the Subscriber complies with its obligations under this Agreement, neither the issuance nor sale of the Securities nor the performance of the Company's obligations under this Agreement will:

            3.7.1.    violate, conflict with, result in a breach of or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (i) the certificate of incorporation, charter or bylaws of the Company, (ii) to the best knowledge of the Company, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company, (iii) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, by which the Company is bound or to which any of the properties of the Company is subject or (iv) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party; or

            3.7.2.    result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company.

          3.8.    The Securities.    Upon issuance, the Securities:

            3.8.1.    will be free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and state laws;

            3.8.2.    will be duly and validly authorized, and on each Closing Date and the date the Note is converted will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement, will be free trading and unrestricted, provided that the Subscriber complies with the prospectus delivery requirements);

            3.8.3.    will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

            3.8.4.    will not subject the holders thereof to personal liability by reason of being such holders.

          3.9.    Shares Legend.    Except as otherwise provided herein, the shares of Common Stock issued and issuable pursuant to this Agreement will bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SYS THAT SUCH REGISTRATION IS NOT REQUIRED.

          3.10.    Note Legend.    Except as otherwise provided herein, the Note issued pursuant to this Agreement will bear the following legend:

      "THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR

      HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SYS THAT SUCH REGISTRATION IS NOT REQUIRED."

          3.11.    Litigation.    There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body or arbitrator having jurisdiction over the Company that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement. Except as disclosed in the Reports or Other Written Information, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body or arbitrator having jurisdiction over the Company relating to the Company or any of its directors or officers.

          3.12.    Reporting Company Eligibility.    The Company is a publicly held company who's Common Stock is (and has been for the past ninety (90) days) registered pursuant to the Exchange Act. Pursuant to the provisions of the Exchange Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve (12) months.

          3.13.    No Market Manipulation.    The Company has not taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued.

          3.14.    Defaults.    The Company is not in violation of its certificate of incorporation or bylaws, in each case as amended to date, nor is the Company (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters or (iii) to its knowledge, in violation of any statute, rule or regulation of any governmental authority, which violation would have a material adverse effect on the Company.

          3.15.    No Integrated Offering.    The Company has not, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act.

          3.16.    No General Solicitation.    The Company has not engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), in connection with the offer or sale of the Securities.

          3.17.    Correctness of Representations.    The Company represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Company otherwise notifies the Subscriber prior to a Closing Date, will be true and correct as of each Closing Date. The foregoing representations and warranties will survive each Closing Date.

        4.    Regulation D Offering.    This Offering is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Rule 506 of Regulation D promulgated thereunder, which exemption is based in part on the accuracy of the Subscriber's representations and warranties contained herein.

        5.    Reissuance of Securities.    The Company agrees to reissue certificates representing the Securities without the legends set forth in Sections 3.9 and 3.10 hereof (i) at such time as the holder thereof is permitted to and disposes of such Securities pursuant to Rule 144(d) or Rule 144(k) under the 1933 Act, in the opinion of counsel reasonably satisfactory to the Company, or (ii) upon resale subject to an effective registration statement after the Securities are registered under the 1933 Act. The Company agrees to cooperate with the Subscriber in connection with all resales pursuant to Rule 144(d) and Rule 144(k), provided the Company and its counsel receive all reasonably requested representations from the Subscriber and the selling broker, if any.

        6.    Fees.    Except as provided below, the Company and the Subscriber will each pay their own fees and costs incurred in connection with this transaction.

          6.1    Finders.    The Company anticipates placement without paying any finders fees. However, the Company reserves the right to pay fees of up to five percent (5%) of the aggregate Purchase Price in the Offering paid by investors introduced to the Company by a finder (the "Finder's Fee") to finders (collectively, the "Finders" and, individually, a "Finder") in the event that sufficient subscribers are not secured without the use of Finders. Any such Finder's Fee that might be paid will be paid on each Closing Date with respect to the Units issued on such date.

          6.2    Indemnification.    The Company on the one hand, and the Subscriber on the other hand, each agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons or entities other than the Finder claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. Except for the Finder and respective counsel for each party, the Company and the Subscriber each represent that no other parties are entitled to receive fees, commissions or similar payments in connection with the Offering.

        7.    Covenants of Company.    The Company covenants and agrees with the Subscriber as follows:

          7.1    Offering of Securities.    The Company will advise the Subscriber, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose.

          7.2    Listing of Shares.    The Company will use its best efforts to maintain the listing and trading of its Common Stock on the NASD OTC Bulletin Board and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and any other exchanges, as applicable.

          7.3    Notification of Transactions.    The Company will notify the Commission, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and will take all other necessary action as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of the Securities to the Subscriber.

          7.4    Registration Compliance.    Until at least two (2) years after the effectiveness of the registration statement on Form SB-2 required pursuant to Section 11 hereof, the Company will comply with (i) its reporting and filing obligations under the Exchange Act, (ii) all reporting requirements that are applicable to an issuer with a class of stock registered pursuant to Regulation SB of the 1933 Act and (iii) all requirements related to any registration statement filed pursuant to this Agreement. The Company will not take any action or file any document (whether or not permitted by the 1933 Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said

  Acts until the later of (y) two (2) years after the effective date of the registration statement on Form SB-2 required pursuant to Section 11 hereof or (z) the sale by the Subscriber of all the Securities issuable by the Company pursuant to this Agreement.

          7.5    Reservation of Shares.    The Company undertakes to reserve, from its authorized but unissued Common Stock, within thirty (30) days after the last Closing Date and thereafter for such time that any Notes remain outstanding, a number of Common Shares equal to not less than 100% of the amount of Common Shares necessary to allow the Subscriber to be able to convert all of its outstanding Note or Notes issued on such Closing Date, at the then applicable Conversion Price.

        8.    Covenants of Subscriber.

          8.1    No Short Sales.    The Subscriber agrees for itself and its affiliates that, prior to the effective date of the registration statement described in Section 11, the Subscriber and its affiliates will not engage in short sales, including a covered short sale, of any of the Company's Common Stock at a per common share sales price of less than one dollar and sixty cents ($1.60). The Subscriber agrees for itself and its affiliates that, after the effective date of the registration statement described in Section 11, the Subscriber and its affiliates will not engage in short sales of any of the Company's Common Stock; provided, however, that the Subscriber may enter into a short sale or other hedging transaction only in connection with Common Stock the Subscriber anticipates receiving in connection with a Conversion Notice (as defined in the Note) that has been given to the Company.

          8.2    Compliance with Law.    The Subscriber's trading activities with respect to the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NASD OTC Bulletin Board and any other market or exchange on which the Common Stock is or becomes listed.

        9.    Covenants of Company and Subscriber Regarding Indemnification.

          9.1    Company Covenants.    The Company agrees to indemnify, hold harmless, reimburse and defend the Subscriber, and the Subscriber's officers, directors or other persons acting in similar capacities, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any misrepresentation by the Company or breach by the Company of any warranty in this Agreement or in any exhibits or schedules attached hereto or of any other agreement delivered pursuant hereto or (ii) after any applicable notice and cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder or of any other agreement entered into by the Company and the Subscriber relating hereto.

          9.2    Subscriber Covenants.    The Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company, and the Company's officers, directors or other persons acting in similar capacities, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any misrepresentation by the Subscriber or breach by the Subscriber of any warranty in this Agreement or in any exhibits or schedules attached hereto or of any other agreement delivered pursuant hereto or (ii) after any applicable notice and cure periods, any breach or default in performance by the Subscriber of any covenant or undertaking to be performed by the Subscriber hereunder or of any other agreement entered into by the Company and the Subscriber relating hereto.

          9.3.    Applicable Procedures.    The procedures set forth in Section 15 will apply to the indemnification obligations set forth in Sections 9.1 and 9.2 hereof.

        10.    Conversion of Note.

          10.1    All Necessary Actions.    Upon the conversion of a Note the Company will, at its own cost and expense, take all necessary action to assure that the Company's transfer agent issues stock certificates in the name of the Subscriber (or its nominee) or such other persons as designated by the Subscriber, and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion.

          10.2    Notice of Conversion.    The Subscriber will give notice of its decision to exercise its right to convert a Note by faxing an executed and completed Conversion Notice (as defined in the Note) to the Company. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is faxed to the Company in accordance with the provisions hereof will be deemed a "Conversion Date." The Company will transmit, or will cause the transfer agent to transmit, the Company's Common Stock certificates representing the Common Stock issuable upon conversion of the Note to the Subscriber via express courier for receipt by such Subscriber within three (3) business days after receipt by the Company of the Conversion Notice (the "Delivery Date"). To the extent that the Subscriber elects not to surrender a Note for reissuance upon conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

          10.3    Maximum Conversion.    The Subscriber will not be entitled to convert on any Conversion Date an amount of any Note or Notes in connection with that number of shares of Common Stock which would be in excess of the sum of either (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on a Conversion Date or (ii) the number of shares of Common Stock issuable upon the conversion of the Note or Notes on a Conversion Date, in the case of either clause (i) or clause (ii) which conversion would result in beneficial ownership by the Subscriber and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date, as determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber will not be limited to aggregate conversions of only 4.99%. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber will be included in the 4.99% limit and which will be allocated to the excess above 4.99%.

        11.    Registration Rights.    The Company will file with the Commission within sixty (60) days after the final Closing Date (the "Filing Date"), and use its reasonable commercial efforts to cause to be declared effective by June 30, 2004 (the "Effective Date"), a Form SB-2 registration statement in order to register the aggregate Common Stock issued to the Subscriber in each Closing and the Common Stock issuable to the Subscriber under each Note (collectively, the "Registrable Securities") for resale and distribution under the 1933 Act. The Company will register not less than a number of shares of Common Stock that is equal to 100% of the Common Stock issued in the Offering and all of the Common Stock issuable upon conversion of all Notes at the Conversion Price in effect on the Effective Date. The shares registered pursuant to such registration statement will be reserved and set aside exclusively for the benefit of the Subscriber, and not issued, employed or reserved for anyone other than the Subscriber.

        12.    Registration Procedures.    In connection with the registration of the Registrable Securities under the 1933 Act, the Company will do the following:

          12.1    Registration Statement.    Prepare and file with the Commission the registration statement required in Section 11 hereof and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby and promptly provide to the holders of Registrable Securities ("Sellers") copies of all filings with the Commission.

          12.2    Amendments and Supplements.    Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the later of (i) twelve (12) months after the Maturity Date (as defined in the Note) of the Note or (ii) two (2) years after the Closing Date, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period.

          12.3    Copies of Registration Statements and Prospectus.    Furnish to the Seller, and to each underwriter if any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the securities covered by such registration statement.

          12.4    Registration Under State Securities Laws.    Use best efforts to register or qualify the Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of any jurisdictions the Seller, and in the case of an underwritten public offering, the managing underwriter, reasonably requests; provided, however, that the Company may not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction.

          12.5    Listing of Registrable Securities.    List the Registrable Securities that are covered by such registration statement with any securities exchange or other trading market, venue or service on which the Common Stock of the Company is then listed.

          12.6    Notifications of Registration.    Notify the Seller and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act or of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          12.7    Inspection.    Make available for inspection by the Seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the Seller or such underwriter, attorney, accountant or agent in connection with such registration statement.

        13.    Information From Seller.    In connection with the registration required pursuant to Section 11 hereof, the Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution as are reasonably necessary in order to assure compliance with federal and applicable state securities laws. In connection with such registration if covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are reasonable and customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

          14.    Expenses.    All expenses incurred by the Company in complying with Section 11 and Section 12 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable legal fees) incurred in connection with complying with state securities or "blue sky" laws, fees of any stock exchange, transfer taxes, fees of transfer agents and registrars, and costs of insurance are called "Registration Expenses." All underwriting discounts and selling commissions incurred by the Sellers applicable to the sale of Registrable Securities, as well as any fees and disbursements of any special counsel to the Seller, are called "Selling Expenses." In connection with any registration statement filed pursuant to Section 11, all Registration Expenses will be borne by the Company and all Selling Expenses will be borne by the Sellers. Selling Expenses may be apportioned among the Sellers in proportion to the number of shares sold by each Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may otherwise agree.

        15.    Indemnification and Contribution.

          15.1    Indemnification by Company.    The Company will indemnify and hold harmless the Subscriber, each officer of the Subscriber (or other person serving in a similar capacity), each director of the Subscriber (or other person serving in a similar capacity), each underwriter of Registrable Securities and each other person, if any, who controls such Subscriber or underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Subscriber or such officer, direction, other person in a similar capacity, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Subscriber and each such officer, director, other person serving in a similar capacity, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to the Subscriber or any of the Subscriber's officers, directors or other persons serving in similar capacities, to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus (i) if the Subscriber failed to send or deliver a copy of the final prospectus delivered by the Company to the Subscriber with or prior to the delivery of written confirmation of the sale by the Subscriber to the person asserting the claim from which such damages arise, (ii) if the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Subscriber, or any such controlling person, in writing specifically for use in such registration statement or prospectus.

          15.2    Indemnification by Subscriber.    The Subscriber will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement (or other person serving in a similar capacity), each director of the Company (or other person serving in a similar capacity), each underwriter of Registrable Securities and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other person in a similar capacity, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other person serving in a similar capacity, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Subscriber will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Subscriber, as such, furnished in writing to the Company by such Subscriber specifically for use in such registration statement or prospectus; and provided, further, that the liability of the Subscriber hereunder will be limited to the gross proceeds received by the Subscriber from the sale of Registrable Securities covered by such registration statement.

          15.3    Notice of Commencement of Action.    Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to such indemnified party other than under this Section 15.3 and will only relieve it from any liability which it may have to such indemnified party under this Section 15.3 if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action is brought against any indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent it wishes, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 15.3 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties will have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          15.4    Joint Liability.    In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) the Subscriber, or any controlling person of the Subscriber, makes a claim for indemnification pursuant to this Section 15.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 15.4 provides for indemnification in such case or (ii) contribution under the 1933 Act may be required on the part of the Subscriber or controlling person of the Subscriber in circumstances for which indemnification is provided under this Section 15.4 then, and in each such case, the Company and the Subscriber will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion such that the Subscriber is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement; provided, however, that, in any such case, (y) the Subscriber will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

        16.    Notices.    All notices or other communications given or made hereunder must be in writing and be personally delivered or will be deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party may hereafter give to the other by notice duly made under this Section: (i) if to the Company, to SYS Technologies, 5050 Murphy Canyon Road, Suite 200, San Diego, California 92123, and (ii) if to the Subscriber, to the name, address and facsimile number set forth on the signature page hereto, with a copy by facsimile only to                        , facsimile number                        .

        17.    Entire Agreement; Amendment; Assignment.    This Agreement and the Note represent the entire agreement between the parties hereto with respect to the subject matter hereof. It is the express understanding of the parties hereto that no party has made any representation whatsoever, express or implied, oral or written, other than those representations of the parties hereto expressly set forth in this Agreement and the Note. This Agreement may be amended only by a writing executed by the parties hereto. No right or obligation of either party may be assigned by such party without prior notice to and the written consent of the other party.

          18.    Execution.    This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

        19.    Governing Law; Consent to Jurisdiction.    This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by any party against the others concerning the transactions contemplated by this Agreement may be brought only in the state courts of California or in the federal courts located in the Southern District of California. The parties executing this Agreement agree to submit to the jurisdiction of such courts and waive trial by jury. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed inoperative to the extent that it may conflict therewith and will be deemed modified to conform with such statute or rule of law. No such provision, which may prove invalid or unenforceable under any law, may affect the validity or enforceability of any other provision of this Agreement. Subject to this Section 19, each of the Company and the Subscriber hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section 19 may affect or limit any right to serve process in any other manner permitted by law.

        20.    Specific Enforcement.    The Company and the Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

        21.    Rate of Interest.    Nothing contained herein or in any document referred to herein or delivered in connection herewith may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

        Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned, whereupon it will become a binding agreement.

Dated:	SYS, a California corporation
By:
Clifton L. Cooke, Jr. President and Chief Executive Officer

Subscriber	Number of Units	Total Purchase Price
(Signature)
Print Name:

Address:

Facsimile No.

Phone No.

E-Mail

EXHIBIT A

FORM OF NOTE FOR SINGLE UNIT INVESTMENT

  THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SYS THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE NOTE

        FOR VALUE RECEIVED, SYS, a California corporation (the "Borrower"), hereby promises to pay to                        (the "Holder"), the sum of Twenty-Five Thousand Dollars ($25,000), with simple interest accruing at the annual rate of ten percent (10%), on                        , 2006 (the "Maturity Date").

        The following terms apply to this Note:

ARTICLE 1
PAYMENT RELATED PROVISIONS

        1.1.    Payment Grace Period.    The Borrower will have a twenty (20) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of the higher of (i) one percent (1%) per month or (ii) the maximum amount allowed by law will apply to the amounts past due hereunder.

        1.2.    Interest Rate.    Subject to the Holder's right to convert, interest payable on this Note will accrue at the annual rate of ten percent (10%) and be payable (i) on each April 1, July 1, October 1 and January 1 after the Closing Date (ii) on any Conversion Date and (iii) on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest is due and payable.

ARTICLE 2
CONVERSION RIGHTS

        The Holder will have the right to convert the principal amount due under this Note into Shares of the Borrower's Common Stock as set forth below.

        2.1.    Conversion Rights.    The Holder will have the right from and after the Closing Date, and then at any time until the Maturity Date, to convert all, but not part, of the outstanding and unpaid principal portion of this Note (the date of giving of such notice of conversion, a "Conversion Date") into 11,364 shares of fully paid and nonassessable shares of restricted common stock of the Borrower (as such stock exists on the date of issuance of this Note, or any shares of capital stock of the Borrower into which such stock is hereafter changed or reclassified, the "Common Stock") at the conversion price of $2.20 per share (the "Conversion Price"). Within five (5) business days after the delivery to the Borrower of the attached Notice of Conversion, fully executed by the Holder, the Borrower will issue and deliver to the Holder 11,364 shares of Common Stock, along with accrued but unpaid interest on the Note through the Conversion Date.

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        2.2.    Conversion Price Adjustments.    The Conversion Price described in Section 2.1 and the number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1 is subject to adjustment upon any of the following events:

          2.2.1.    Merger, Consolidation or Sale of Assets.    If the Borrower at any time consolidates with or merges into, or sells or conveys all or substantially all of its assets to, any other entity, the unpaid principal portion of this Note and accrued interest thereon will thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable, on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision will similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section 2.2.3 and 2.2.4 will apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

          2.2.2.    Reclassification.    If the Borrower at any time, by reclassification or otherwise, changes the Common Stock into the same or a different number of securities of any class or classes, the unpaid principal portion of this Note and accrued interest thereon will thereafter be deemed to evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

          2.2.3.    Stock Splits, Combinations and Dividends.    If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price will be proportionately reduced in case of subdivision of shares or stock dividends or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares outstanding immediately prior to such event.

          2.2.4.    Share Issuance.    Subject to the provisions of this Section 2.2, if the Borrower at any time issues any shares of Common Stock prior to the conversion of the entire principal amount of the Note (other than (i) as provided in this Section 2.2 or (ii) (a) pursuant to options, warrants or other obligations to issue shares outstanding on the date hereof; (b) pursuant to options, warrants or other obligations to issue shares pursuant to a Company Plan or otherwise for employees, consultants and directors and (c) pursuant to any shares issued or to be issued in connection with other convertible notes, a merger or acquisition transaction) for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price will be reduced as follows: (x) the number of shares of Common Stock outstanding immediately prior to such issue will be multiplied by the Conversion Price in effect at the time of such issue and the product will be added to the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of Common Stock and (y) the sum so obtained will be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient will be the adjusted Conversion Price. Except for issuances pursuant to clauses (i) and (ii) of this Section 2.2.4, for purposes of this adjustment the issuance of any security of the Borrower carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock will result in an adjustment to the Conversion Price upon the issuance of shares of Common Stock pursuant to such conversion or purchase rights.

        2.3.    Reservation of Shares.    As of the issuance date of this Note and for the remaining period during which the conversion right exists, the Borrower will reserve from its authorized and unissued

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Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

ARTICLE 3
EVENTS OF DEFAULT

        The occurrence of any of the following events (each, an "Event of Default") will, at the option of the Holder, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

        3.1.    Failure to Pay Principal or Interest.    The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues past the grace period allowed in Section 1.1 hereof.

        3.2.    Breach by Borrower.    The Borrower breaches any material representation, warranty, covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days after written notice to the Borrower from the Holder.

        3.3.    Receiver or Trustee.    The Borrower makes an assignment for the benefit of creditors, applies for or consents to the appointment of a receiver or trustee for the Borrower or for a substantial part of its property or business or such a receiver or trustee is otherwise appointed.

        3.4.    Bankruptcy.    Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or similar law are instituted by or against the Borrower and are not dismissed within forty-five (45) days of initiation.

        3.5.    Default.    The Borrower, after applicable notice and cure periods, defaults under any one or more of its obligations in an aggregate monetary amount in excess of $500,000.

        3.6.    Failure to Deliver Common Stock.    The Borrower fails to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note.

ARTICLE 4
MISCELLANEOUS

        4.1.    Notices.    Any notice required or permitted hereunder must be in writing and either personally served or sent by facsimile transmission (with a copy sent by regular, certified or registered mail or by overnight courier). For the purposes hereof, the address and facsimile number of the Holder is                         , facsimile number                        . The address and facsimile number of the Borrower is SYS Technologies, 5050 Murphy Canyon Road, Suite 200, San Diego, California 92123, and facsimile number 858-715-5510. Both the Holder and the Borrower may change the address and facsimile number for notice by service of notice to the other party as herein provided.

        4.2.    Amendment Provision.    The term "Note" and all reference thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

        4.3.    Assignability.    This Note will be binding upon the Borrower and its successors and permitted assigns, will inure to the benefit of the Holder and its successors and permitted assigns, and may be assigned by the Holder.

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        4.4.    Governing Law.    This Note will be governed by, and construed and enforced in accordance, with the laws of the State of California, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Note may be brought only in the state courts of California or in the federal courts located in San Diego County in the State of California. Both parties agree to submit to the jurisdiction of such courts.

        4.5.    Maximum Payments.    Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

        4.6.    Arbitration.    Any action to enforce or interpret this Note, or to resolve disputes with respect to this Note between the Holder and the Borrower, will be settled by arbitration in accordance with the rules of the American Arbitration Association ("AAA"). The AAA, through its San Diego, California office, will administer the arbitration. Either party may commence arbitration by sending a written demand for arbitration, setting forth the nature of the matter to be resolved by arbitration, to the other party. The arbitrator will apply the substantive law of the State of California to the resolution of the dispute. The prevailing party will be entitled to reimbursement from the other party of arbitration costs, attorney fees, costs and expenses incurred in connection with the arbitration. All decisions of the arbitrator will be final, binding and conclusive on the parties thereto.

        4.7.    Attorney Fees.    In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

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        IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this            day of                        , 2003.

SYS
By:
Clifton L. Cooke, Jr. President and Chief Executive Officer
WITNESS:

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NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

        The undersigned hereby elects to convert the Note issued by SYS on                        , 200    into Shares of Common Stock of SYS according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Delivered:

Signature:

Print Name:

Address:

QuickLinks

  Exhibit 4.3
SYS SUBSCRIPTION AGREEMENT
TABLE OF CONTENTS
SUBSCRIPTION AGREEMENT
SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT
EXHIBIT A FORM OF NOTE FOR SINGLE UNIT INVESTMENT
CONVERTIBLE NOTE
ARTICLE 1 PAYMENT RELATED PROVISIONS
ARTICLE 2 CONVERSION RIGHTS
ARTICLE 3 EVENTS OF DEFAULT
ARTICLE 4 MISCELLANEOUS
NOTICE OF CONVERSION